UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 3, 2004

LIBERTY STAR GOLD CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-50071
(Commission File Number)

27-0019071
(IRS Employer Identification No.)

2766 N. Country Club Road, Tucson, Arizona, 85716
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 520.721.1375

Titanium Intelligence, Inc.
(Former name or former address, if changed since last report)

This current report contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or the Company's future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors", that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

Liberty Star Gold Corp., formerly Titanium Intelligence Inc. (the "Company") completed the acquisition of Liberty Star Gold Corp., a Nevada corporation effective February 3, 2004. As a result of this acquisition, there has been a change of control of the Company.

The acquisition was completed by the merger of the Company's subsidiary, Liberty Star Acquisition Corp. ("Liberty Star Acquisition") with Liberty Star Nevada. Liberty Star Nevada was a Nevada corporation that was owned by Alaska Star Minerals LLC ("Alaska Star Minerals") prior to the merger. Alaska Star Minerals is an Arizona limited liability company that is owned equally by James Briscoe and Paul Matysek. The merger was completed effective February 3, 2004, with

Liberty Star Acquisition as the surviving corporation. On closing of the merger, the Company issued 17,500,000 shares of the Company's common stock to Alaska Star as the sole shareholder of Liberty Star Nevada. As a result of this issuance, there are now 37,500,000 shares of the Company's common stock outstanding, of which approximately 46.6% are owned by Alaska Star. Subsequent to the merger, Liberty Star Acquisition was merged into the Company through a parent/ subsidiary merger completed pursuant to NRS 92A.180. This parent/ subsidiary merger was completed effective February 5, 2004. The Company's name was changed to "Liberty Star Gold Corp." in connection with the completion of the parent/ subsidiary merger. The Merger and related transactions are described in detail below under the heading "Item 2. Acquisition or Disposition of Assets."

As a condition to the closing of the Merger, the Company agreed to appoint James Briscoe and Jon Young as members of the Company's board of directors on closing, and that Chen (Jason) Wu and Paulo Martins, would tender their respective resignations as directors of the Company to be effective ten days after closing of the Merger. Accordingly, James Briscoe and Jon Young were appointed as members of the Company's board of directors effective on February 3, 2004. Chen (Jason) Wu and Paulo Martins resigned as directors of the Company on February 3, 2004. Subsequent to completion of the Merger, Dr. John M. Guilbert was appointed to the Company's board of directors.

The Company's directors and officers are presently comprised of the following:
Name	Position with the Company
James Briscoe	President, Chief Executive Officer, Chairman of the Board and Director
Gary Musil	Secretary and Director
Jon Young	Chief Financial Officer and Director
Dr. John M. Guilbert	Director

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of the Company's common stock owned beneficially as of February 4, 2004 by: (i) each person (including any group) known by the Company to own more than five percent (5%) of any class of the Company's voting securities, (ii) each of the Company's directors and each of its named executive officers, and (iii) officers and directors as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

Title of class	Name and address of beneficial owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock(1)

Common Stock	Gary Musil 3577 Marshall St., Vancouver, British Columbia V5N 4S2	40,000 shares Direct	0.1066%

Common Stock	James Briscoe 5610 E. Sutler Lane Tucson, Arizona 85712 USA	17,500,000 shares Indirect	46.66%(2)

Common Stock	Jon Young 3443 N. Campbell Avenue Tucson, Arizona 85719	Nil shares	0%

Common Stock	Dr. John M. Guilbert	Nil shares	0%

Common Stock	All Officers and Directors as a Group (4 persons)	17,540,000 shares	46.77%

(1)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of the Company's common stock actually outstanding on February 4, 2004. As of February 4, 2004, there were 37,500,000 shares of the Company's common stock issued and outstanding.

(2)	Alaska Star owns directly 17,500,000 shares in the capital of the Company. James Briscoe beneficially owns a 50% interest in Alaska Star.

DIRECTORS AND EXECUTIVE OFFICERS

The following tables set forth information regarding the Company's current executive officers and directors:

Name	Age	Position with the Company	Date First Elected or Appointed
Gary Musil	54	Secretary and Director	Director and Secretary since October 23, 2003
James Briscoe	62	President, Chief Executive Officer, Chairman of the Boardand Director	Director since February 3, 2004
Jon Young	60	Chief Financial Officer and Director	Director since February 3, 2004
Dr. John M. Guilbert	73	Director	Director since February 5, 2004

Gary Musil, Secretary and Director

Mr. Gary Musil was appointed as one of the Company's directors on October 23, 2003. The Company's board of directors also appointed Mr. Musil as the Company's president, chief executive officer, chief financial officer, secretary and treasurer as of October 23, 2003. Mr. Musil brings more than 30 years of management and financial consulting experience to the Company and has served as an officer and director on numerous public mining companies since 1988. This experience has resulted in his overseeing exploration projects in Peru, Chile, Eastern Europe (Slovak Republic), British Columbia, Ontario, Quebec and New Brunswick (Canada). Prior to this, he was employed for 15 years with Dickenson Mines Ltd. and Kam-Kotia Mines Ltd. as a controller for the producing silver/lead/zinc mine in the interior of British Columbia, Canada. Mr. Musil currently serves as an officer/director of three TSX Venture Exchange public companies.

James Briscoe, President, Chief Executive Officer, Chairman of the Board and Director

Mr. Briscoe was appointed as a director of the Company on February 3, 2004. Mr. Briscoe is a Registered Professional Geologist in the states of Arizona and California, the Vice President Exploration, and Chairman of the Board of JABA Exploration Inc., President, CEO and Geologist of JABA (US) Inc. President of Compania Minera JABA, S.A. de C.V. in Mexico. He is the President, CEO and Board Chairman of Liberty Star Gold Corp. From 1992-2002 Mr. Briscoe served as an officer/director of three TSX Venture Exchange public companies.

Jon Young, Chief Financial Officer and Director

Mr. Young was appointed as a director of the Company on February 3, 2004. Mr. Young is presently the CEO of Oracle Capital Advisors, Ltd. and has more than 30 years experience in providing clients with business consulting services. Mr. Young is President of Jon R. Young Company PC, an accounting practice limited to providing litigation support, and is Strategically Aligned with Beach-Fleischman Inc. Southern Arizona's largest accounting firm and for 13 years was a partner with the Tucson office of KPMG Peat Marwick.

Dr. John M. Guilbert, Director

Dr. Guilbert was appointed as a director of the Company on February 5, 2004. Dr. Guilbert is a Professor Emeritus at the University of Arizona and is a world renowned geologist & author and a co-developer of the Lowell-Guilbert porphyry copper model. He is presently a director of JABA Exploration Inc.

ITEM 2. ACQUISTION OR DISPOSITION OF ASSETS.

Corporate Organization and History

The Company was incorporated on August 20, 2001 under the laws of the State of Nevada. Until the Company entered into the merger transaction with Liberty Star Gold Corp. ("Liberty Star Nevada"), the Company's focus consisted primarily of developing an Internet textile trade centre website to facilitate the trade of textile products manufactured in China. Parts of the Company's website at http://www.titanium-intelligence.com commenced operation on April 2, 2002. Following a recent review and evaluation of the textile trade centre website business, the Company's board of directors determined to discontinue the website operations and change the focus of the Company's business operations to become an exploration stage company engaged in the acquisition and exploration of mineral properties. Following completion of the merger transaction pursuant to which the Company acquired 981 mineral claims, spanning 237 square miles in the Iliamna region of southwestern Alaska previously held by Liberty Star Nevada (the "Alaska Claims").

The Company is presently undertaking an aeromagnetic geophysical survey on the Alaska Claims, and intends to implement its initial exploration program this spring with commencement of a preliminary drill program beginning during the summer field season. To date, the Company has not generated any revenues. The Company remains in the development stage. The ability of the Company to pursue its business plan and generate revenues is subject to the ability of the Company to achieve additional financing, of which there is no assurance.

Merger Agreement

On January 19, 2004, the Company entered into an Agreement and Plan of Merger among the Company, Liberty Star Nevada, Liberty Star Acquisition Corp. ("Liberty Star Acquisition"), a wholly owned subsidiary of the Company, Alaska Star Minerals LLC ("Alaska Star"), and the beneficial owners of Alaska Star, James Briscoe and Paul Matysek (the "Merger Agreement"), for the merger of Liberty Star Nevada and Liberty Star Acquisition, with Liberty Star Acquisition being the surviving corporation.

Pursuant to the terms of the Merger Agreement, the Company's wholly owned subsidiary Liberty Star Acquisition merged with Liberty Star Nevada on February 3, 2004 and the Company issued 17,500,000 shares of the Company's common stock to Alaska Star, which represents approximately 46.6% of the Company's outstanding shares. Following completion of the Merger, on February 3, 2004 the Company merged with its subsidiary, Liberty Star Acquisition, and changed its corporate name to "Liberty Star Gold Corp." to reflect the Company's newly acquired business. See "Plan of Operations" below.

Liberty Star Nevada

Liberty Star Nevada was incorporated on January 14, 2004 under the laws of the State of Nevada. Liberty Star Nevada was incorporated primarily for the purpose of completing the merger of Liberty Star Nevada under the Merger Agreement. Prior to the completion of the Merger, Liberty Star Nevada's primary asset consisted of its 100% shareholding in Big Chunk Corp., an Alaska Corporation, which is the recorded owner of the Alaska Claims. Following completion of the Merger, Big Chunk Corp. became a wholly owned subsidiary of the Company.

Liberty Star Acquisition

Liberty Star Acquisition was incorporated under the laws of the State of Nevada on January 14, 2004. Liberty Star Acquisition is a wholly owned subsidiary of the Company. Liberty Star Acquisition was incorporated for the purposes of completing the merger of Liberty Star Nevada under the Merger Agreement. Following completion of the Merger, the Company merged with Liberty Star Acquisition, and changed its corporate name to "Liberty Star Gold Corp." to reflect the Company's newly acquired business.

The Alaska Claims

Location and Access of Alaska Claims

The Alaska Claims consist of 981 mineral claims, spanning 237 square miles in the Iliamna region of southwestern Alaska, located on the north side of the Cook Inlet, approximately 300 miles (500 km) southwest of the city of Anchorage, Alaska. The property lies about 20 to 40 miles north of Lake Iliamna, and 15 to 30 miles northwest of the village of the same name. The only access to the Alaska Claims and the general area is by snowmobile in the winter, helicopter during any time of the year, or by foot. However, there is a major road being planned to access the adjacent Pebble porphyry gold-copper-molybdenum planned open pit mine. This road will be built by the State of Alaska in order to promote production from the nearby Pebble Deposit. When that road is complete, the Alaska Claims may be accessible from the end of this road. However, the property will remain largely accessible only by foot, snowmobile or helicopter year round.

Acquisition of Alaska Claims

The Company holds a 100% interest in the Alaska Claims through its wholly owned subsidiary Big Chunk Corp. The Alaska Claims were staked in December, 2003 by Big Chunk Corp. The mineral claims were staked on the Company's behalf by an independent contractor, Avalon Inc.

The Company has paid the applicable rental fees required by Alaskan mining regulations for the staking of the property, which extends the Alaska Claims for a two year period from the staking of the claims. Annual assessment work of $400 per 1/4 section must also be performed by the Company in order to keep the claims in good standing. The Company is currently conducting a detailed aeromagnetic geophysical survey at cost of approximately $162,000. The costs of the survey will be used to meet applicable annual work assessment requirements to keep the property in good standing. The cost of additional geotechnical studies leading up to any drilling operations conducted by the Company will also be applied to any annual work assessment requirements.

History of Operations

Prior to the Company's aeromagnetic survey of the Alaska Claims, there has not been any exploration or development activity on the Alaska Claims. The Alaska Claims are adjacent to the Pebble porphyry gold-copper-molybdenum mineral deposit and alteration zone. Mineralized material located on adjoining property may not be located under the Company's property.

Present Condition of the Property and Current State of Exploration

Exploration on the mining claims is in the beginning stages. The Alaska Claims are located in a remote area of southwestern Alaska where limited exploration and development activity has occured. The area is largely covered glacial debris, soil, tundra and in some areas, post mineral volcanics. Little geologic, geochemical or geophysical data is available, and that which is available is of a general nature and of low quality.

A detailed aeromagnetic geophysical survey on the Alaska Claims is currently underway at a cost of $162,000, not including consulting fees. This low-level fixed wing topographically draped survey will have six magnetic lines per square mile. It will cover about 875 square miles with 18,000 kilometers (about 11,000 miles) of flight line. The survey is supervised by an experienced geophysicist who was involved in the original geophysical work on the adjacent property.

Concurrent with the geophysical survey a detailed GIS (Geographic Information Systems) computer data map including all geotechnical components of the area is being prepared. After the completion of the aeromagnetic survey, the results will be superimposed on the GIS Computer Map and the results interpreted along with the other geologic details. Further, aeromagnetic details associated with other known mineralized calderas are being compiled for comparison purposes.

After geophysical and geologic analysis of the detailed aeromagnetic survey data along with geology has been made additional exploration work will be planned based on the results of the survey. To some extent what is done next will be dependant on the results of the preceding work just described. However, the Company believes that additional geophysics surveys will be required once the initial survey is completed. Additionally, geochemical surveys of several types will also be performed. Geologic mapping will also done. This will include the use of moderate resolution multispectral satellite imagery (ASTER) as well as very high-resolution Ikonos or Quick Bird satellite imagery. After interpretation of this imagery in the computer laboratory, field ground geologic "truthing" and detailed geologic and alteration mapping will be done by highly experienced porphyry deposit specialists. Targets will be evaluated and drilled later in the field season.

The expenditures to be made by the Company in the exploration of its mineral claims may not result in the discovery of mineral deposits. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. If the results of exploration do not reveal viable commercial mineralization, the Company may decide to abandon its claims and acquire new claims for new exploration. The acquisition of additional claims will be dependent upon the Company possessing capital resources at the time in order to purchase such claims. If no funding is available, the Company may be forced to abandon its operations.

Geology

Basement or pre-intrusive rocks in the Alaska Claims area include Triassic to Cretaceous sediments ranging from limestone to shales, sandstone and conglomerate as well as volcanoclastic units. These units have been intruded by a variety of intrusives ranging in age from Upper Cretaceous to Tertiary. Included are quartz monzonite, granodiorite, quartz diorite and porphyrtic granodiorite intrusive types. These rocks are thought to be contemporaneous with metallic mineral emplacement and alteration. Post mineral cover rocks include Tertiary volcanics of basaltic, andesitic and rhyolitic composition. These post mineral cover rocks include flows and flow breccias as well as pyroclastic tuffs. Thin alluvium of various types cover low areas.

Mineralization is expected to be disseminated in intrusive rocks in typical porphyry manner. Higher-grade skarn replacements in limestones as well as in hornfelsed clastic rocks are expected. Large breccia features, perhaps pipes, have been described in the area and may provide loci for high-grade mineralization.

Planned Exploration Program

The purpose of the exploration program described above, is to assess whether large disseminated gold-copper-molybdenum porphyry mineral zones are located on the property. These are expected to be near surface and only thinly covered.

Exploration is currently underway as described in 4 above. Experienced porphyry geologists will execute these programs. A Technical Advisory Board headed by Dr. John M. Guilbert will be available to provide advice and expertise on exploration specifics.

Our expenditures on our planned aeromagnetic geophysical survey is budgeted at approximately $200,000. Budgeting for the remainder of the currently planned fieldwork is still in process. It is estimated that more than $2 million will be expended over the next twelve months by the Company to fund its exploration program and working capital requirements, subject to the Company's ability to obtain additional financing and the results of the initial exploration program undertaken by the Company on the property.

Plan of Operation

The Company's plan of operation for the next twelve months is to continue the exploration and development activities currently being conducted on the Alaska Claims. The Company's is presently conducting an aeromagnetic geophysical survey of the Alaska Claims property exploration plans to include staged geotechnical studies as previously explained. Budgeting is still ongoing but expenditures are expected to exceed two million dollars, with the final amount depending on any drilling operations undertaken by the Company.

The Company is presently pursuing equity financing through the sale of its shares of common stock on a private placement basis in order to fund the Company's exploration program and ongoing working capital requirements. No arrangements are currently in place for the financing and there is no assurance that the required financing will be obtained.

RISK FACTORS

Much of the information included in this current report includes or is based upon estimates, projections or other "forward looking statement". Such forward looking statements include any projections or estimates made by the Company and its management in connection with the Company's business operations. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect the Company's current judgment regarding the direction of its business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumption or other future performance suggested herein.

Such estimates, projections or other "forward looking statements" involve various risks and uncertainties as outlined below. The Company cautions the reader that important factors in some cases have affected and, in the future, could materially affect actual results and cause actual results to differ materially from the results expressed in any such estimates, projections or other "forward looking statements".

The Company's new business operations will be subject to a number of risks and uncertainties, including those set forth below:

We have yet to attain profitable operations and because we will need additional financing to fund our exploration activities.

Titanium Intelligence Inc. had incurred a net loss of $129,097 for the period from August 20, 2001 (inception) to December 31, 2003, and has no revenues to date. The Company's future is dependent upon its ability to obtain financing and upon future profitable operations from the development of the Company's Alaska Claims. These factors raise substantial doubt that the Company will be able to continue as a going concern.

Since this is an exploration project, we face a high risk of business failure due to our inability to predict the success of our business

The Company has just begun the initial stages of exploration of its mineral claims, and thus have no way to evaluate the likelihood that it will be able to operate the business successfully. Since acquiring the Alaska Claims the Company has been involved in obtaining a summary geological report and performing certain limited work on the mineral claims. The Company has not earned any revenues to date.

Because of the unique difficulties and uncertainties inherent in mineral exploration ventures, we face a high risk of business failure

You should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that the Company plans to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. The expenditures to be made by the Company in the exploration of its mineral claims may not result in the discovery of mineral deposits. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. If the results of exploration do not reveal viable commercial mineralization, the Company may decide to abandon its claims and acquire new claims for new exploration. The acquisition of additional claims will be dependent upon the Company possessing capital resources at the time in order to purchase such claims. If no funding is available, the Company may be forced to abandon its operations.

Because we anticipate our operating expenses will increase prior to our earning revenues, we may never achieve profitability

Prior to completion of the Company's exploration stage, the Company anticipates that it will incur increased operating expenses without realizing any revenues. The Company therefore expects to incur significant losses into the foreseeable future. The Company recognizes that if it is unable to generate significant revenues from the exploration of its mineral claim, the Company will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that the Company will prove successful, and it can provide no assurance that it will generate any revenues or ever achieve profitability. If the Company is unsuccessful in addressing these risks, its business will most likely fail.

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business

The search for valuable minerals involves numerous hazards. As a result, the Company may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which the Company cannot insure or against which it may elect not to insure. At the present time the Company has no coverage to insure against these hazards. The payment of such liabilities may have a material adverse effect on the Company's financial position.

Because access to our mineral claim may be restricted by inclement weather, we may be delayed in our exploration

Access to the Alaska Claims may be restricted through some of the year due to weather in the area. As a result, any attempt to test or explore the property is largely limited to the times when weather permits such activities. These limitations can result in significant delays in exploration efforts. Such delays can have a significant negative effect on the Company's exploration efforts.

As we undertake exploration of our mineral claim, we will be subject to compliance with government regulation that may increase the anticipated cost of our exploration program

There are several governmental regulations that materially restrict mineral exploration. The Company will be subject to the laws of the State of Alaska as it carries out its exploration program. The Company may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these laws. While the Company's planned exploration program budgets for regulatory compliance, there is a risk that new regulations could increase the Company's costs of doing business and prevent it from carrying out its exploration program.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

The following financial statements and exhibits are included in this current report:

(a) Financial Statements of Businesses Acquired

Audited Financial Statements

Liberty Star Gold Corp. (a Nevada corporation)

Independent Auditor's Report of Dohan and Company, C.P.A., dated April 15, 2004

Consolidated Balance Sheet as at January 31, 2004

Consolidated Statement of Operations from incorporation (January 14, 2004) to January 31, 2004

Consolidated Statement of Deficiency in Assets from incorporation (January 14, 2004) to January 31, 2004

Consolidated Statement of Cash Flows from incorporation (January 14, 2004) to January 31, 2004

Notes to the Consolidated Financial Statements

(b) Pro Forma Financial Information

Unaudited Pro Forma Consolidated Financial Statements

Liberty Star Gold Corp. (formerly Titanium Intelligence, Inc., a Nevada corporation)

Pro Forma Balance Sheet as at January 31, 2004

Pro Forma Statement of Operations for the period ended January 31, 2004

Notes to the Pro Forma Financial Statements
Dohan and Company	7700 North Kendall Drive, 200
Certified Public Accountants	Miami, Florida 33156-7564
A Professional Association	Telephone (305) 274-1366
Facsimile (305) 274-1368
E-mail info@uscpa.com
Internet www.uscpa.com

INDEPENDENT AUDITOR'S REPORT

Stockholders and Board of Directors
Liberty Star Gold Corp. (An Exploration Stage Company)
d/b/a Liberty Star Gold Corp. (NV)
Tucson, Arizona USA

We have audited the accompanying balance sheet of Liberty Star Gold Corp. (formerly Titanium Intelligence, Inc.) (An Exploration Stage Company) as of January 31, 2004, and the related statements of operations, stockholders' equity (deficiency in assets) and cash flows from January 14, 2004 to January 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Liberty Star Gold Corp. (An Exploration Stage Company) (d/b/a Liberty Star Gold Corp. (NV)) at January 31, 2004, and the results of its operations and its cash flows from January 14, 2004 to January 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred losses totaling $313,895 from inception (January 14, 2004) to January 31, 2004, has a deficiency in assets and a negative working capital, all of which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Dohan and Company, P.A.
Certified Public Accountants

Miami, Florida
April 15, 2004

LIBERTY STAR GOLD CORP.
dba LIBERTY STAR NEVADA
(An Exploration Stage Company)

CONSOLIDATED FINANCIAL STATEMENTS

JANUARY 31, 2004

LIBERTY STAR GOLD CORP.
dba LIBERTY STAR NEVADA
(An Exploration Stage Company)
CONSOLIDATED BALANCE SHEET
JANUARY 31
2004

ASSETS

Deferred tax asset less valuation allowance of $109,800 (Note 6)	$ 0

Total assets	$ 0

LIABILITIES AND DEFICIENCY IN ASSETS

Current liabilities
Accounts payable	$ 825
Notes payable (Note 4)	313,070

Total current liabilities	313,895

Commitments (Note 5)

Deficiency in assets
Common stock
Authorized
25,000,000 shares with a par value of $0.001
Issued
2,000,000 shares	2,000
Stock subscriptions receivable	(2,000)
Deficit accumulated during the exploration stage	(313,895)

Total deficiency in assets	(313,895)

Total liabilities and deficiency in assets	$ 0

See accompanying notes.

LIBERTY STAR GOLD CORP.
dba LIBERTY STAR NEVADA
(An Exploration Stage Company)
CONSOLIDATED STATEMENT OF OPERATIONS

Period From Incorporation (January 14, 2004) to January 31, 2004

EXPENSES
Licenses	$ 400
Mineral claim costs (Note 3)	313,070
Professional fees	425

(313,895)

Loss before income taxes	(313,895)

Provision for income taxes	0

Net loss	$ (313,895)

Basic and diluted net loss per share of common stock	$ (0.16)

Weighted average number of shares of common stock outstanding	2,000,000

See accompanying notes.

LIBERTY STAR GOLD CORP.
dba LIBERTY STAR NEVADA
(An Exploration Stage Company)
CONSOLIDATED STATEMENT OF DEFICIENCY IN ASSETS

	Common Stock		Stock	Deficit Accumulated During the
	Shares	Amount	Subscription Receivable	Exploration Stage	Total

Balance, January 14, 2004	-	$ -	$ -	$ -	$ -
(Date of incorporation)

Common stock issued at $0.001 per share, January 2004	2,000,000	2,000	(2,000)	-	-

Net loss	-	-	-	(313,895)	(313,895)

Balance, January 31, 2004	2,000,000	$ 2,000	$ (2,000)	$ (313,895)	$ (313,895)

See accompanying notes.

LIBERTY STAR GOLD CORP.
dba LIBERTY STAR NEVADA
(An Exploration Stage Company)
CONSOLIDATED STATEMENT OF CASH FLOWS

Period From Incorporation (January 14, 2004) to January 31, 2004

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (313,895)
Add back items not affecting cash:
Mineral claim costs	313,070
Changes in operating assets and liabilities:
Increase in accounts payable	825

Net cash provided by operating activities	0

Change in cash and cash equivalents, beginning and ending cash balance	$ 0

Cash paid during period for:
Interest	$ 0
Income taxes	0

Supplemental disclosure with respect to cash flows (Note 7)

See accompanying notes.

LIBERTY STAR GOLD CORP.
dba LIBERTY STAR NEVADA
(An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2004

1. HISTORY AND ORGANIZATION OF THE COMPANY

The Company was incorporated on January 14, 2004 under the Laws of the State of Nevada. The Company was formed to engage in the acquisition and exploration of mineral properties in the State of Alaska. The Company is considered to be an exploration stage company as it has not generated any revenues from operations.

On January 14, 2004, the Company acquired 100% of the common shares of Big Chunk Corp. ("Big Chunk"), a company incorporated on December 14, 2003 under the laws of the State of Alaska, pursuant to a stock purchase agreement. The acquisition of Big Chunk has been accounted for using the purchase method. The total purchase price was $2,000 as there were no assets or activity in Big Chunk other than a $2,000 subscription receivable due from the former shareholders of Big Chunk. As consideration, the Company recorded an amount payable to the former shareholders of Big Chunk of $2,000. The subscription receivable of $2,000 and the amount payable of $2,000 eliminate upon consolidation. These consolidated financial statements include the results of operations and cash flows of Big Chunk from the date of acquisition. All significant intercompany accounts and transactions were eliminated upon consolidation.

On February 3, 2004, the Company entered into an agreement and plan of merger (Note 10).

These consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The continued operations of the Company is dependent upon the existence of economically recoverable reserves, the ability of the Company to obtain necessary financing to complete the exploration and upon future profitable production. The Company has incurred operating losses and requires additional funds to meet its obligations and maintain its operations. Management's plan in this regard is to raise equity financing as required. These conditions raise substantial doubt about the Company's ability to continue as a going concern. These consolidated financial statements do not include any adjustments that might result from this uncertainty.

January 31, 2004

Deficit accumulated during the exploration stage	$ (313,895)
Working capital (deficiency)	(313,895)

2. SIGNIFICANT ACCOUNTING POLICIES

These consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America. The significant accounting policies adopted by the Company are as follows:

LIBERTY STAR GOLD CORP.
dba LIBERTY STAR NEVADA
(An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2004

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Principles of consolidation

The consolidated financial statements include the accounts of the Company and it's wholly-owned subsidiary, Big Chunk. All significant intercompany accounts and transactions have been eliminated upon consolidation.

Mineral claim costs

Mineral claim costs are expensed as incurred.

Environmental expenditures

The operations of the Company have been and may in the future be affected from time to time in varying degree by changes in environmental regulations, including those for future removal and site restoration costs. Both the likelihood of new regulations and their overall effect upon the Company are not predictable.

Net loss per share

Basic net loss per share is computed by dividing net loss attributable to common stockholders by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share takes into consideration shares of common stock outstanding (computed under basic loss per share) and potentially dilutive shares of common stock. At January 31, 2004, there were no potentially dilutive instruments outstanding.

Income taxes

Deferred income taxes are recorded using the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using the enacted or substantively enacted tax rates expected to apply when the asset is realized or the liability settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that substantive enactment or enactment occurs. To the extent that the Company does not consider it more likely than not that a deferred tax asset will be recovered, it provides a valuation allowance against the excess.

  MINERAL CLAIMS

The Company holds a 100% interest in 981 mineral claims in the Iliamna region of southwestern Alaska (the "Alaska Claims").

LIBERTY STAR GOLD CORP.
dba LIBERTY STAR NEVADA
(An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2004

3. MINERAL CLAIMS (Continued)

The Company holds the Alaska Claims through its wholly-owned subsidiary Big Chunk. The mineral claims were staked on the Company's behalf by an independent contractor.

The Company has paid the applicable rental fees required by Alaskan mining regulations for the staking of the property, which extends the Alaska Claims for a two year period from the staking of the claims. Annual assessment work must also be performed by the Company in order to keep the claims in good standing. The Company is currently conducting a detailed aeromagnetic geophysical survey (Note 5). The survey costs will be used to meet the annual work assessment requirements to maintain the property in good standing.

During the period ended January 31, 2004, mineral claim costs incurred consisted of $240,070 in staking costs and $73,000 in geophysical survey costs (Note 5).

Title to mineral claims involves certain inherent risks due to the difficulties of determining the validity of certain claims as well as the potential for problems arising from the frequently ambiguous conveyancing history characteristic of many mineral properties. The Company has investigated title to all of its mineral properties and, to the best of its knowledge, title to all of its properties are in good standing.

4. NOTES PAYABLE

During the period ended January 31, 2004, mineral claim costs of $313,070 were paid on behalf of Big Chunk by third parties in exchange for promissory notes that bear interest at 6% per annum, are unsecured and are due on demand. These promissory notes were settled subsequent to January 31, 2004 (Note 10).

5. COMMITMENTS

The Company has contracted for a geophysical survey of its mineral claims at a total cost of $165,443, which is to be paid as follows:

    20% upon signing the contract (accrued)

    20% on commencement of survey flying (accrued)

    20% on completion of 50% of the survey flying

    20% on completion of all survey flying

    remainder upon delivery of final products, as defined in the contract

The payments, which have been required to be made up to January 31, 2004, have been paid by third parties (Note 3) to whom the promissory notes payable (Note 4) are due.

LIBERTY STAR GOLD CORP.
dba LIBERTY STAR NEVADA
(An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2004

6. INCOME TAXES

A reconciliation of income taxes at statutory rates with the reported taxes is as follows:

January 31, 2004

Loss before income taxes	$ (313,895)

Expected income tax benefit	$ 109,800
Unrecognized benefit of operating loss carryforwards	(109,800)

Income tax benefit	$ -

The significant components of the Company's deferred income tax are as follows:

January 31, 2004

Deferred income tax assets:
Net operating losses carried forward	$ 109,800

Valuation allowance	(109,800)

Net deferred tax assets	$ -

The Company has recorded the deferred income tax benefits of approximately $313,800 of operating losses which may be applied to reduce taxable income in future years net of a valuation allowance of $109,800. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependant upon the generation of future taxable income during the periods in which those temporary difference become deductible. If not utilized, these operating loss carryforwards will expire completely in 2024.

  SUPPLEMENTAL DISCLOSURES WITH RESPECT TO CASH FLOWS

Noncash investing and financing activities

Third parties paid $313,070 for costs related to mineral claims in the State of Alaska in exchange for promissory notes.

The Company issued $2,000 in common stock in exchange for stock subscriptions receivable.

8. FINANCIAL INSTRUMENTS

The Company's financial instruments consist of accounts payable and notes payable. It is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximates their carrying values.

LIBERTY STAR GOLD CORP.
dba LIBERTY STAR NEVADA
(An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2004

9. SEGMENT INFORMATION

The Company's operations were conducted in one reportable segment, being the acquisition and exploration of mineral claims, in the United States of America.

10. SUBSEQUENT EVENTS

The following events occurred subsequent to January 31, 2004:

    On February 3, 2004, the Company entered into an agreement and plan of merger whereby the Company will be merged into Liberty Star Acquisition Corp. ("Liberty Star Acquisition"), which was incorporated in the State of Nevada on January 14, 2004 and is the wholly-owned subsidiary of Titanium Intelligence, Inc. ("Titanium"). As a result, there was a change in control of the Company with Liberty Star Acquisition as the surviving corporation. On completion of the merger, Titanium issued 17,500,000 shares of its common stock to the Company's former shareholder for their shares of the Company's common stock held. Subsequent to the merger, Liberty Star Acquisition was merged into Titanium through a parent/subsidiary merger, Titanium's name was changed to Liberty Star Gold Corp and Big Chunk became a wholly-owned subsidiary of Titanium.

    On March 5, 2004, Titanium completed two private placements, each consisting of 500,000 shares of common stock issued at a price of $1.00 per share for total proceeds of $1,000,000. Each private placement was settled by receipt of cash of $343,465 and the settlement of indebtedness of Titanium of $156,535. The settlement of indebtedness totaling $313,070 related to amounts paid on behalf of Big Chunk by third parties that became obligations of Titanium upon completion of the merger.

LIBERTY STAR GOLD CORP.
(formerly Titanium Intelligence, Inc.)
(An Exploration Stage Company)

PRO-FORMA FINANCIAL STATEMENTS

JANUARY 31, 2004

LIBERTY STAR GOLD CORP.
(formerly Titanium Intelligence, Inc.)
(An Exploration Stage Company)

PRO-FORMA FINANCIAL STATEMENT FACTS

Effective February 3, 2004, Liberty Star Gold Corp. (formerly Titanium Intelligence, Inc.) (the "Company") consummated an agreement and plan of merger whereby the Company merged its wholly-owned subsidiary, Liberty Star Acquisition Corp. ("Liberty Star Acquisition") , which was incorporated in the State of Nevada on January 14, 2004, with Liberty Star Gold Corp. ("Liberty Star Nevada"), a wholly-owned subsidiary of Alaska Star Minerals, LLC ("Alaska Star"). As a result, the surviving legal entity of the merged entity was Liberty Star Acquisition while Liberty Star Nevada was determined to be the acquirer for accounting purposes. On completion of the merger, the Company issued 17,500,000 shares of common stock to Alaska Star for the shares of Liberty Star Nevada common stock held. Subsequent to the merger, Liberty Star Acquisition was merged into the Company through a parent/subsidiary merger and the Company's name was changed to Liberty Star Gold Corp. As a result, there was a change in control of the Company with Liberty Star Acquisition as the surviving corporation, therefore, the transaction was accounted for as a recapitalization of Liberty Star Nevada.

The following unaudited pro-forma balance sheets as of January 31, 2004, and the unaudited pro-forma statement of operations for the period ended January 31, 2004 (the "Pro-forma Financial Statements") of the Company give effect to the consummation of the merger. The unaudited pro-forma balance sheet has been prepared as if the merger had been consummated on January 31, 2004. The unaudited pro-forma statement of operations have been prepared as if the merger has been consummated as of the beginning of the period reported.

The Pro-forma Financial Statements have been prepared by the Company based upon the historical financial statements of the Company and Liberty Star Nevada and based upon certain assumptions and adjustments that are described more fully in the accompanying notes. These Pro-forma Financial Statements have been prepared for informational purposes only and do not purport to be indicative of the results that actually would have occurred if the transactions had been completed on the dates indicated or of the results which may be obtained in the future. The Pro-forma Financial Statements should be read in conjunction with the financial statements and notes of Liberty Star Nevada included elsewhere in this Form 8-K.

LIBERTY STAR GOLD CORP.
(formerly Titanium Intelligence, Inc.)
(An Exploration Stage Company)
PRO-FORMA BALANCE SHEETS
JANUARY 31, 2004
	Liberty Star Gold Corp. (formerly Titanium Intelligence, Inc.)	Liberty Star Gold Corp. (dba Liberty Star Nevada)	Recapitalization	Pro-forma

ASSETS

Current
Cash and cash equivalents	$ 16,820			$ 16,820
Deferred tax asset less valuation allowance	-	-		-

Total assets	$ 16,820	$ -		$ 16,820

LIABILITIES AND DEFICIENCY IN ASSETS

Current
Accounts payable and accrued liabilities	$ 17,765	$ 825		$ 18,590
Accounts payable and accrued liabilities - related parties	3,152	-		3,152
Notes payable	-	313,070		313,070
Due to related parties	25,000	-		25,000

Total current liabilities	45,917	313,895		359,812

Deficiency in assets
Common stock	20,000	2,000	(2,000)	37,500
			17,500
Common stock subscriptions outstanding	-	(2,000)		(2,000)
Additional paid-in capital	80,000	-	(15,500)	(64,597)
			(129,097)
Deficit accumulated during the exploration stage	(129,097)	(313,895)	129,097	(313,895)

Total deficiency in assets	(29,097)	(313,895)		(342,992)

Total liabilities and deficiency in assets	$ 16,820	$ -		$ 16,820

See accompanying notes to pro-forma financial statements.

LIBERTY STAR GOLD CORP.
(formerly Titanium Intelligence, Inc.)
(An Exploration Stage Company)
PRO-FORMA STATEMENT OF OPERATIONS

Period From Incorporation (January 14, 2004) to January 31, 2004

EXPENSES
Licenses	$ 400
Mineral claim costs	313,070
Professional fees	425

(313,895)

Loss before income taxes	(313,895)

Provision for income taxes	-

Net loss	$ (313,895)

Basic and diluted net loss per share	(0.02)

Weighted average number of shares	17,500,000

See accompanying notes to pro-forma financial statements.

LIBERTY STAR GOLD CORP.
(formerly Titanium Intelligence, Inc.)
(An Exploration Stage Company)
NOTES TO THE PRO-FORMA FINANCIAL STATEMENTS
JANUARY 31, 2004

1. BASIS OF PRESENTATION

The preceding unaudited pro-forma balance sheet as of January 31, 2004, and the unaudited pro-forma statement of operations for the period ended January 31, 2004, (the "Pro-forma Financial Statements") of Liberty Star Gold Corp. (formerly Titanium Intelligence, Inc.) (the "Company") are based on the audited financial statements of Liberty Star Gold Corp. ("Liberty Star Nevada") as of January 31, 2004, and the audited financial statements of the Company as of December 31, 2003.

On February 3, 2004, the Company consummated the merger of its wholly-owned subsidiary, Liberty Star Acquisition Corp. ("Liberty Star Acquisition"), which was incorporated in the State of Nevada on January 14, 2004, with Liberty Star Nevada, a wholly-owned subsidiary of Alaska Star Minerals LLC ("Alaska Star"). As a result, the surviving legal entity of the merged entity was Liberty Star Acquisition while Liberty Star Nevada was determined to be the acquirer for accounting purposes. On completion of the merger, the Company issued 17,500,000 shares of common stock to Alaska Star for the shares of Liberty Star Nevada common stock held. Subsequent to the merger, Liberty Star Acquisition was merged into the Company through a parent/subsidiary merger and the Company's name was changed to Liberty Star Gold Corp.

As there was a change in control of the Company with Liberty Star Acquisition as the surviving corporation, this transaction has been treated as a recapitalization of Liberty Star Nevada. Specifically, the pro-forma balance sheet presents the recapitalization of Liberty Star Nevada as if the transaction had been consummated as of January 31, 2004; however, the historical balances of the Company as of December 31, 2003, have been used for purposes of this presentation. The historical financial information included in the pro-forma statement of operations is that of Liberty Star Nevada.

The recapitalization is reflected with the issuance of stock of Liberty Star Nevada, represented by the outstanding shares of the Company, in exchange for the assets and liabilities of the Company. The presentation assumes the issuance of 17,500,000 shares of the Company's common stock to the shareholders of Liberty Star Nevada in return for all of the outstanding shares of Liberty Star Nevada.

There were no intercompany balances during the periods presented. All intercompany transactions have been eliminated.

2. NATURE OF OPERATIONS

Liberty Star Nevada was incorporated on January 14, 2004 under the Laws of the State of Nevada. Liberty Star Nevada has a wholly owned subsidiary, Big Chunk Corp. ("Big Chunk"). Liberty Star Nevada and Big Chunk were formed to engage in the acquisition and exploration of mineral properties in the State of Alaska. Liberty Star Nevada and Big Chunk are considered to be exploration stage companies as they have not generated any revenues from operations.

The Company was incorporated on August 20, 2001 under the Laws of the State of Nevada. The Company intended to develop a website into an online marketplace linking manufacturers and exporters of textile products in China to traders and wholesale buyers around the world. In 2004, the Company ceased the website development operations. The Company is currently engaged in the acquisition and exploration of mineral properties in the State of Alaska.

LIBERTY STAR GOLD CORP.
(formerly Titanium Intelligence, Inc.)
(An Exploration Stage Company)
NOTES TO THE PRO-FORMA FINANCIAL STATEMENTS
JANUARY 31, 2004

3. COMMON STOCK

The Company's articles of incorporation allow it to issue up to 25,000,000 shares of common stock, par value $0.001. On January 6, 2004 the Company's authorized share capital was increased to 200,000,000 shares of common stock, par value $0.001. In addition, on January 6, 2004, the Board of Directors executed an 8:1 forward stock split of the Company's issued and outstanding common stock. The Company had 20,000,000 shares of common stock outstanding, after adjusting for the 8:1 stock split which occurred prior to the merger transaction. If the merger transaction had taken place as of January 31, 2004, the number of issued and outstanding shares would be as follows:

Shares outstanding as of January 31, 2004	20,000,000
Shares issued for acquisition of Liberty Star Nevada	17,500,000

Pro-forma shares outstanding as of January 31, 2004	37,500,000


(c) Exhibits.
Exhibit	Description

10.1

Merger Agreement dated effective January 19, 2004 among Titanium Intelligence, Inc., Liberty Star Gold Corp., Liberty Star Acquisition Corp., Alaska Star Minerals LLC, James Briscoe and Paul Matysek (incorporated by reference from our Current Report on Form 8-K, filed on January 23, 2004).

99.1

Press release issued January 23, 2004 reporting the entry into the Merger Agreement among Titanium Intelligence, Inc., Liberty Star Gold Corp., Liberty Star Acquisition Corp., Alaska Star Minerals LLC, James Briscoe and Paul Matysek (incorporated by reference from our Current Report on Form 8-K, filed on January 23, 2004).


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY STAR GOLD CORP.

Date: April 30, 2004
By: /s/ Gary Musil

GARY MUSIL
Secretary and Director